Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-50998, 333-50926, 333-54864 and 333-54874) of Alliance Fiber Optic Product, Inc. of our report dated February 3, 2003, relating to the consolidated financial statements which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California March 25, 2003